UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2007


                              AUDIOVOX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-28839                                         13-1964841
  (Commission File Number)                    (IRS Employer Identification No.)


180 Marcus Boulevard, Hauppauge, New York                            11788
(Address of Principal Executive Offices)                           (Zip Code)

                                 (631) 231-7750
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))





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Item 1.01Entry into a Material Definitive Agreement.

On November 1, 2007, Audiovox Corporation ("Audiovox") announced that its wholly-owned subsidiary Audiovox Accessories Corporation ("AAC") had entered into a definitive agreement (the "Agreement") to acquire Technuity, Inc., an emerging leader in the battery and power products industry. Technuity is the exclusive licensee of the Energizer brand in North America, marketing Energizer-branded products for rechargeable batteries and battery packs.. The purchase price is $16.5 million, plus the repayment of $4 million of debt and an earn-out if certain sales and gross profit margins are met. Audiovox announced that the acquisition was expected to close, and in fact, did close on November 1, 2007.



Item 9.01(d).              Exhibits

Exhibit Number       Description
--------------       -----------

  99.1              Press Release dated November 1, 2007 by Audiovox Corporation


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           AUDIOVOX CORPORATION (Registrant)


Date:   November   , 2007                  By: /s/ Charles M. Stoehr
                                              -------------------------
                                              Charles M. Stoehr
                                              Senior Vice President and
                                               Chief Financial Officer


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